CANCELLATION AGREEMENT

This CANCELLATION AGREEMENT is entered into as of November 14, 2010 (this “Agreement”) by and between Man Shing Agricultural Holdings, Inc., a Nevada corporation (the “Company”), and Mr. Shili Liu (the “Shareholder”).

BACKGROUND

WHEREAS, the Company wishes to amend (“Amendment No. 1”) those certain Securities Purchase Agreements dated September 13, 2010 (each a “Securities Purchase Agreement” and together the “Securities Purchase Agreements”) by and between the Company and the investors listed on the signature pages thereto (each a “Purchaser” and together the “Purchasers”) pursuant to which the Company will issue, in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended and Rule 506 promulgated thereunder, shares of the Company’s common stock, par value $.001.

WHEREAS, it is a condition precedent to the obligations of the Purchasers under the Securities Purchase Agreements, as amended by Amendment No. 1, that the Shareholder enter into and consummate this Agreement, which will effectuate the cancellation on or before November 15, 2010 of 3,358,250 preferred shares of the Company (the “Preferred Shares”) registered in the name of the Shareholder (the “Subject Shares”), which represent all of the Preferred Shares owned, of record or beneficially, by the Shareholder.  The Shareholder is entering into this Agreement to, among other things, induce the Company and the Purchasers to enter into Amendment No. 1 and the Shareholder acknowledges that the Company and the Purchasers would not consummate the transactions contemplated by the Securities Purchase Agreement, as amended by Amendment No., 1, unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.            Cancellation of Subject Shares.  The Shareholder shall deliver to the Company for cancellation stock certificates representing the Subject Shares along with duly executed medallion guaranteed stock powers covering the Subject Shares (or such other documents acceptable to the Company’s transfer agent) on or before November 15, 2010 and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Shareholder shall no longer have any interest in the Subject Shares whatsoever.  The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.

2.            Indemnification. In the event the Subject Shares have not been cancelled by the Company’s transfer agent on or before November 15, 2010, the Shareholder will indemnify and hold each Purchaser harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all the Subscription Amount, all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser may suffer or incur as a result of or relating to failure of the Shareholder to instruct that Subject Shares be cancelled.  If any action shall be brought against any Purchaser in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser shall promptly notify the Shareholder in writing, and the Shareholder shall have the right to assume the defense thereof with counsel of his own choosing.  Any Purchaser shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser except to the extent that (A) the Shareholder has been specifically informed the employment thereof in writing; (B) the Shareholder has failed after a reasonable period of time to assume such defense and to employ counsel or (C) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Shareholder and the position of such Purchaser.

3.            Representations by the Shareholder.

(a)            The Shareholder owns, of record and beneficially, and has good, valid and indefeasible title to and the right to transfer to Company pursuant to this Agreement, all of the Subject Shares, free and clear of any and all liens and encumbrances.  There are no options, rights, voting trusts, shareholder agreements or any other contracts or understandings to which the Shareholder is a party or by which Shareholder or the Subject Shares are bound with respect to the issuance, sale, transfer, voting or registration of the Subject Shares.

(b)            The Shareholder has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid, binding obligation of the Shareholder, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

4.            Further Assurances.  Each party to this Agreement will use his or its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

5.            Amendment and Waiver.  Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Shareholder, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more written instruments signed by the Company and the Shareholder.

6.            Survival of Agreements, Representations and Warranties, etc.  All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

7.            Successors and Assigns.  This Agreement shall bind and inure to the benefit of and been enforceable by the Company and the Shareholder, and their respective successors and permitted assigns.  No party may assign any of its right under this Agreement without the prior written consent of the other party.

8.            Governing Law.  This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules, except to the extent the laws of Nevada are mandatorily applicable.

9.            Miscellaneous.  This Agreement, together with the Securities Purchase Agreement, as amended, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Cancellation Agreement as of the date first above written.

MAN SHING AGRICULTURAL HOLDINGS, INC.

By:
Name:	Shili Liu
Title:	President and Chairman

Shili Liu

Agreed to and Acknowledged Solely with
Respect to Section 2 of this Agreement:

Yang Shao Bin

Liu Ling Ling

INTERNATIONAL INVESTMENT
(HONG KONG) TRADING GROUP
COMPANY LIMITED

By:
Name: Liu Dong Xing
Title: Director

SEA DRAGON INVESTMENTS LIMITED

By:
Name: Wong Yan Kong
Title: Director

HONG KONG INVESTMENT GROUP LIMITED

By:
Name: Cheung Chi Mang
Title: Director

Man Shing Cancellation Agreement